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Exhibit 10.10


                         SECOND AMENDMENT TO AGREEMENTS

         THIS SECOND AMENDMENT TO AGREEMENTS ("AMENDMENT") is made and entered into as of February 18, 2003 by and between AVALON DIGITAL MARKETING SYSTEMS, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and EAST-WEST CAPITAL ASSOCIATES, INC., a California corporation ("EAST-WEST"), and amends (a) that certain Securities Purchase Agreement ("SPA") and Investors' Rights Agreement ("IRA"), each dated as of June 12, 2002, to which the Company and East-West are parties, as each such agreement was amended by the first Amendment to Agreements dated as of July 29, 2002, and (b) that certain Registration Rights Agreement ("RRA"), dated as of June 12, 2002, to which the Company and East-West are parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the SPA, as amended hereby.

                                   WITNESSETH

         WHEREAS, East-West has remaining obligations under the SPA to invest monies in the Company at the "Second Closing" in an aggregate amount of $175,000 and, upon Demand of the Company, to purchase the Demand Shares;

         WHEREAS, the parties desire to amend the SPA, IRA and RRA on the terms set forth herein.

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. COMPLETION OF SECOND CLOSING. Upon execution of this Amendment, East-West will invest $175,000 in the Company by wire transfer of immediately available funds in the amount of $25,000 to the Company and the assignment to the Company of $150,000 of East-West's interest in the note of the Company payable to the RCI Liquidating Trust, which investment shall constitute final satisfaction in full of East-West's remaining obligations to invest monies in the Company at the "Second Closing" as provided in Section 2.2(d) of the SPA. The date of execution of this Amendment shall constitute the "Second Closing Date" for purposes of the SPA and the IRA. As provided in the SPA, upon funding such amount, East-West will receive:

         (a) 43,750 Shares at a price per share of Common Stock equal to $4.00;

         (b) Consulting Warrants for 26,250 shares with initial exercise prices of $5, $10 and $12.50, subject to adjustment as set forth in Section 5.1 herein;

         (c) Exclusivity and Advisory Warrants for 6,561 shares with an initial exercise price of $5, subject to adjustment as set forth in Section 5.1 herein; and

         (d) Re-Set Warrants for 10,938 shares with an initial exercise price set forth in Section 3 of the Amendment to the SPA, subject to adjustment as set forth in Section 5.1 herein.


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2.       CONVERTIBLE NOTE.

         (a) PURCHASE OF CONVERTIBLE NOTE. Upon execution of this Amendment, the Company will issue and sell to East-West, and East-West agrees to purchase from the Company, a Convertible Promissory Note and Security Agreement in the amount of $200,000 substantially in the form previously agreed to by the parties (the "CONVERTIBLE NOTE"). East-West will transmit the purchase price for the Convertible Note upon execution of this Amendment by wire transfer of immediately available funds to the Company, which investment shall constitute satisfaction in full of any and all of East-West's obligation to purchase "Demand Securities" following a call by the Company's Board of Directors pursuant to the SPA.

         (b) NO SHORT SALES. East-West agrees that it will not engage in, directly or indirectly, or authorize any of its affiliates to engage in, any transaction that would involve a "short sale" of the Company's Common Stock, as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended, prior to any conversion of the Convertible Note or any portion thereof.

         (c) REGISTRATION RIGHTS. The Company agrees to provide certain registration rights with respect to the shares of Common Stock issuable upon conversion of Convertible Note. Accordingly, the parties agree to amend the RRA as follows:

                  (i) The defined term "Registrable Securities" in Section 1 of the RRA is hereby deleted in the entirety and replaced with the following:

                  "REGISTRABLE SECURITIES" means: (i) the Shares, (ii) the Common Stock issuable or issued pursuant to the Exclusivity Warrant, (iii) the Common Stock issuable or issued pursuant to the Warrants, (iv) any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing, and (v) the Common Stock issuable or issued upon conversion into Common Stock of all or any portion of that certain Convertible Promissory Note and Security Agreement in the amount of $200,000 originally issued by the Company on or about February 18, 2003; provided, however, that the treatment as Registrable Securities shall terminate if and when such securities can be resold under Rule 144(k) under the Securities Act and provided further however, that any shares of capital stock issued or issuable, from time to time (with any adjustments), in exchange for or otherwise with respect to any Shares shall not be considered Registrable Securities to the extent such shares of capital stock are covered by another, current and effective registration statement permitting the resale without restriction of such shares.

                  (ii) The first sentence of Section 2.1 of the RRA is hereby deleted in the entirety and replaced with the following:

                  The Company shall file with the SEC, on or before 30 days after either the Closing or termination of the Friend

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                  Financing (the "FILING DEADLINE") a Registration Statement on
                  Form S-3 (if that form is available to effect a registration of all of the Registrable Securities) covering the resale of all of the Registrable Securities (the "INITIAL REGISTRATION STATEMENT").

3.       AMENDMENT TO SECURITIES PURCHASE AGREEMENT.

3.1      Section 5.14 of the SPA is hereby deleted in the entirety.

4.       AMENDMENT TO INVESTORS' RIGHTS AGREEMENT.

4.1 Each of Section 3.1 and Section 3.2 of the IRA is hereby deleted in the entirety.

5.       AMENDMENT OF OLD WARRANTS.

         5.1 Each of the Advisory Warrants, Consulting Warrants, Exclusivity Warrants, and Re-Set Warrants issued by the Company to East West Venture Group and East-West Capital Associates, Inc. pursuant to the SPA, which consist as of the date hereof (including warrants issued under Section 1 herein) of (a) 165,625 Advisory and Exclusivity Warrants with an Exercise Price of $5.00 per share, (b) 442,500 Consulting Warrants with Exercise Prices of $5.00, $10.00, and $12.50 per share, and (d) 165,625 Re-Set Warrants with an Exercise Price set forth set forth in Section 3 of the Amendment to the SPA (the "OLD WARRANTS"), shall each be repriced so that the "Exercise Price" referred to in each Old Warrant shall be, as of the date hereof, set at $2.00 per share, subject to further adjustment after the date hereof as set forth in each such Old Warrant, PROVIDED, HOWEVER, that in the event the Company sells shares of Common Stock (or instruments convertible into Common Stock) in the Friend Financing (as such term is defined in the Convertible Note) in an amount per share of less than $1.50 per share, then the "Exercise Price" referred to in each Old Warrant shall be, as of the date hereof, set at such lower price per share.

         5.2 Each of the Old Warrants shall be fully vested on the date hereof and be exercisable immediately for the full amount of shares set forth therein.

         5.3 Each of the Old Warrants shall be amended so that the remaining term thereof shall be 24 months from the date of this Amendment.

6. ASSISTANCE WITH OTHER FINANCINGS. East-West hereby affirms and agrees to bound by its obligations set forth under the paragraphs in the "Summary of Terms", executed by the parties on or about February 5, 2003, entitled "Rights Offering" and "Friend Round Assistance".

7. EXPENSES. The Company agrees to pay the reasonable and documented legal fees of counsel to East-West in connection with this Amendment and the transactions contemplated hereby in an amount not to exceed $10,000 plus actual expenses. The Company also agrees to pay, upon execution of this Amendment, out of funds received from East-West in connection with the Convertible Note, the amount of $5,041.66 to such counsel for past due fees in connection with the SPA.

8. MISCELLANEOUS.


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         8.1 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

         8.2 ENTIRE AMENDMENT. This Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supercedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, the SPA (as previously amended), IRA (as previously amended) and RRA shall remain unchanged and in full force and effect. This Amendment shall be deemed part of and is hereby incorporated into the SPA, IRA and RRA, as appropriate. To the extent that any terms or conditions of the SPA, IRA or RRA, or any interim amendment thereof, shall contradict or be in conflict with any terms or conditions of this Amendment, the terms and conditions of this Amendment shall control.

         8.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         8.4 AMENDMENTS. This Amendment may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only in accordance with the Amendment provisions of the SPA, IRA or RRA, as appropriate.



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         IN WITNESS WHEREOF, the parties hereto have executed this SECOND
AMENDMENT TO AGREEMENTS as of the date first above written.



                           AVALON DIGITAL MARKETING SYSTEMS, INC.


                           By:      /S/ ROBERT WEBBER
                               ----------------------------------------
                           Name:    Robert Webber
                           Its:     Chief Executive Officer

                           Address: 2120 Main Street, Suite 200
                                       Huntington Beach, CA  92648



                           EAST-WEST CAPITAL ASSOCIATES, INC.


                           By:      /S/ MERV ADELSON
                               ----------------------------------------
                           Name:    Merv Adelson
                           Its:     Chairman and CEO

                           Address:  10900 Wilshire Boulevard, Suite 950
                                       Los Angeles, California  90024



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